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                                                             EXHIBIT 10.3(A)(II)

                           CORESTATES FINANCIAL CORP

                             AMENDED AND RESTATED
                           LONG-TERM INCENTIVE PLAN
                                    (1997)

     1.   PURPOSE.   The purpose of the CoreStates Financial Corp Long-Term
Incentive Plan (1997), as amended and restated, (the "Plan") is to support the business goals of CoreStates Financial Corp ("CoreStates")and its subsidiaries (together, the "Corporation") by providing incentives and rewards to associate more closely the interests of certain officers and key executives with the interests of CoreStates' stockholders.

     2.   EFFECTIVE DATE AND DURATION OF THE PLAN.   The effective date of the
Plan is February 18, 1997, subject to its approval by the stockholders of CoreStates at the annual meeting to be held on April 15, 1997, or any adjournment thereof. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no award shall be granted more than ten years after the effective date of the Plan or the date the Plan is approved by the stockholders of CoreStates, whichever is earlier.

     3.   ADMINISTRATION.   The Plan shall be administered by a committee (the
"Committee") of not less than two directors of CoreStates, each of whom qualifies as both a "non-employee director" under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and also as an "outside director" as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations thereunder. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the type of award to be made and the amount, size and terms of each such award; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to benefits granted to employees who are officers or directors of CoreStates for purposes of Section 16 of the Exchange Act. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee. All actions of the Committee shall be final, conclusive and binding upon any participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

     4.   SHARES SUBJECT TO PLAN.   The number of shares for which options or
awards may be issued under the Plan during any calendar year shall not exceed in the aggregate 1.5 percent of the issued shares of common stock of CoreStates including treasury shares, determined as of the first day of such calendar year. Any unused portion of this percentage limit in any calendar year shall be carried forward and available for awards in succeeding calendar years. Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan. Furthermore, shares of stock subject to an award under the Plan that is cancelled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an award or taxes relating to awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an award or taxes relating to any award, will again be available for awards under the Plan, except that if any such shares could not again be available for awards to a

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particular participant under any applicable law or regulation, such shares shall be available exclusively for awards to participants who are not subject to such limitation.

     5.   PARTICIPANTS.   Persons eligible to participate shall be limited to
those officers and other key employees of the Corporation and its subsidiaries who are in positions in which their decisions, actions and counsel significantly contribute to the success of the Corporation. Directors of the Corporation who are not otherwise officers or employees of the Corporation or its subsidiaries shall not be eligible to participate in the Plan.

     6.   AWARDS UNDER THE PLAN.   Awards under the Plan may be in the form of
non-qualified stock options, incentive stock options under Section 422 of the Code, stock appreciation rights, restricted stock, or such other forms as the Committee may in its discretion deem appropriate, including any combination of the above. In each calendar year during any part of which the Plan is in effect, a participant may not be granted awards relating to more than 1,000,000 shares of common stock of CoreStates, subject to adjustment as provided in paragraph 16, under each of paragraphs 7, 8, and 9. Total awards to all participants under paragraph 10 shall not exceed 500,000 shares of common stock of CoreStates during the term of the Plan, subject to adjustment as provided in paragraph 16.

     7.   STOCK OPTIONS.   Options shall be evidenced by stock option agreements
in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a)  Option Price.   The purchase price per share of stock deliverable upon
the exercise of an option shall not be less than 100% of the fair market value of the stock on the day the option is granted, as determined by the Committee, but in no event less than the par value of such stock.

     (b)  Exercise of Option.   Each stock option agreement shall state the
period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not end later than ten years after the date of the grant of the option.

     (c)  Payment for Shares.   Stock purchased pursuant to an option agreement
shall be paid for in full in cash, common stock of CoreStates at fair market value, or a combination thereof, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the option or portion thereof being exercised.

     (d)  Rights Upon Termination of Employment.   In the event that an optionee
ceases to be an employee of the Corporation for any cause other than death, disability, retirement or involuntary separation without cause, all options granted to such optionee shall lapse forthwith. In the event employment ceases because an optionee dies, retires, or becomes disabled prior to expiration of his option without having fully exercised his option, the optionee (or his successor if he has died) shall have the right to exercise the option during its term within a period of twelve months after the date employment so ceased, to the extent that the option was exercisable on the date employment ceased due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. In the event employment ceases because an optionee is involuntarily separated without cause prior to expiration of his option without having fully exercised his option, the optionee (or his successor if he dies in the interim) shall have the right to exercise the option during its term within a period of three months after the date employment so ceased, to the extent that the option was exercisable on the date employment ceased due to involuntary separation without cause, or during such other period and subject to such terms as may be determined by the Committee. As used in the Plan, the phrase "involuntary separation without cause" means a termination of employment by the Corporation at will for reasons other than substantial failure to perform duties, material violation of Corporation policies, unethical activities, misconduct, fraud, or illegal act; provided that, an "involuntary separation without

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cause" does not include a resignation or a voluntary separation from employment, in either case initiated by the optionee.

     8.   INCENTIVE STOCK OPTIONS.   Incentive stock options are options to
purchase shares of common stock of CoreStates which are intended to satisfy requirements for tax qualified status under the Code. The shares that may be issued pursuant to incentive stock options under the Plan shall not exceed in the aggregate four million (4,000,000) shares of the common stock of CoreStates, subject to adjustment as provided in paragraph 16. Incentive stock options shall be evidenced by incentive stock option agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a)  Option Price.   The purchase price per share of stock deliverable upon
the exercise of an incentive stock option shall not be less than 100% of the fair market value of the stock on the day the option is granted, as determined by the Committee, but in no event less than the par value of such stock.

     (b)  Exercise of Option.   Each incentive stock option agreement shall
state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not end later than ten years after the date of the grant of the option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate.

     (c)  Nontransferability.   Each incentive stock option agreement shall
state that the option is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by him.

     (d)  Payment for Shares.   Stock purchased pursuant to an incentive stock
option shall be paid for in full in cash, common stock of CoreStates at fair market value, or a combination thereof, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the option or portion thereof being exercised.

     (e)  Rights Upon Termination of Employment.   In the event that an optionee
ceases to be an employee of the Corporation for any cause other than death, disability, retirement or involuntary separation without cause, all options granted to such optionee shall lapse forthwith. In the event employment ceases because an optionee dies, retires, or becomes disabled prior to termination of his option without having fully exercised his option, the optionee (or his successor if he has died) shall have the right to exercise the option during its term within a period of twelve months after the date employment so ceased, to the extent that the option was exercisable on the date employment ceased due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. In the event employment ceases because an optionee is involuntarily separated without cause prior to expiration of his option, the optionee (or his successor if he dies in the interim) shall have the right to exercise the option during its term within a period of three months after the date employment so ceased, to the extent that the option was exercisable on the date employment ceased due to involuntary separation without cause, or during such other period and subject to such other terms as may be determined by the Committee.

     (f)  Individual Limitations.

          (i) Notwithstanding anything herein to the contrary, to the extent that the aggregate fair market value (determined as of the time the option is granted) of stock for which any employee is granted incentive stock options first exercisable during any calendar year (under all such plans of the Corporation) shall exceed $100,000 (such excess to be determined by taking options into account in the order in which granted), such

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options shall be treated as options which are not incentive stock options.

          (ii) Notwithstanding anything herein to the contrary, no incentive stock option shall be granted to any individual if at the time the option is to be granted the individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation unless at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

     (g)  Other terms.   Each incentive stock option agreement shall contain
such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as a tax-favored option within the meaning of Section 422 of the Code, or regulation thereunder. Subject to the limitations of paragraph 17, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of the Plan or any awards or agreements thereunder for such purpose.

     9.   STOCK APPRECIATION RIGHTS.   Awards may be made from time to time in
the form of stock appreciation rights. Stock appreciation rights shall be evidenced by stock appreciation rights agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a)  Award.   A stock appreciation right shall entitle the grantee, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value of a specified number of shares of common stock of CoreStates at the time of exercise, as determined by the Committee, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the stock at the time the appreciation right was granted, or, if connected with a previously issued stock option, not less than 100 percent of the fair market value of the stock at the time such option was granted. A stock appreciation right may be granted in connection with all or any portion of a previously or contemporaneously granted stock option or not in connection with a stock option.

     (b)  Term.   Stock appreciation rights shall be granted for a period of not more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee, subject to the following:

          (i) In the event that a grantee ceases to be an employee of the Corporation for any cause other than death, disability, retirement or involuntary separation without cause, all stock appreciation rights granted to such grantee shall lapse forthwith. In the event employment ceases because a grantee dies, becomes disabled or retires without having fully exercised his stock appreciation rights, the grantee (or his successor if he has died) shall have the right to exercise the stock appreciation rights during their term within a period of twelve months after the date employment ceased due to death, disability or retirement to the extent that the right was exercisable on the date employment so ceased, or during such other period and subject to such terms as may be determined by the Committee. In the event employment ceases because a grantee is involuntarily separated without cause prior to expiration of his award, the grantee (or his successor if he dies in the interim) shall have the right to exercise the stock appreciation rights during their term within a period of three months after the date employment so ceased, to the extent that the stock appreciation rights were exercisable on the date employment ceased due to involuntary separation without cause, or during such other period and subject to such other terms as may be determined by the Committee. The Committee in its sole discretion may reserve the right to accelerate previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions

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as it deems appropriate; and

          (ii) The Committee shall establish such additional terms and conditions without limiting the foregoing, as it determines to be necessary or desirable to avoid "insider-trading" liability in connection with a stock appreciation right under Section 16(b) of the Exchange Act.

     (c)  Payment.   Upon exercise of a stock appreciation right, payment shall be made in cash or common stock of CoreStates, as determined by the Committee.

     (d)  Incentive Stock Options.   Stock appreciation rights may be granted in
connection with an incentive stock option, but shall not be granted in a manner or form which will result in the failure of such option to qualify as an incentive stock option under Section 422 of the Code, or regulation thereunder. Stock appreciation rights may not be granted, in connection with a grant of incentive stock options, during the term of the incentive stock option.

     10.  RESTRICTED STOCK AWARDS.   Restricted stock awards under the Plan
shall be in the form of shares of common stock of CoreStates, restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted stock agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a)  Restriction Period.   Shares awarded pursuant to the Plan shall be
subject to such terms, conditions, and restrictions, including without limitation prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives, and for such period or periods of time as shall be determined by the Committee. The Committee shall have the power, in its discretion, to permit an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a participant.

     (b)  Restriction Upon Transfer.   Shares awarded, and the right to vote
such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the participant shall have all the other rights of a stockholder including but not limited to, the right to receive dividends and the right to vote such shares.

     (c)  Certificates.   Each certificate issued in respect of shares awarded
to a participant shall be deposited with CoreStates Bank, N.A., or its designee, and shall bear the following legend:

          "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the CoreStates Financial Corp Long-Term Incentive Plan and an Agreement entered into between the registered owner and CoreStates Financial Corp. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of CoreStates Financial Corp."

     (d)  Lapse of Restrictions.   Each restricted stock agreement shall specify
the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, certificate(s) free of any restrictive legend shall be issued to the participant or his legal representative.

     (e)  Termination Prior to Lapse of Restrictions.   In the event of a
particpant's termination of employment prior to the lapse of restrictions applicable to any shares awarded to such participant, all shares as to which there still remains unlapsed

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restrictions shall be forfeited by such participant to CoreStates Financial Corp without payment of any consideration by CoreStates Financial Corp, and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such shares or certificates.

     11.  GENERAL RESTRICTIONS.   Each award under the Plan shall be subject to
the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of common stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of common stock, is necessary or desirable as a condition thereunder, such award may not be consummated in whole or in part unless such listing registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     12.  RIGHTS TO TERMINATE EMPLOYMENT.   Nothing in the Plan or in any
agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participant.

     13.  WITHHOLDING.   Whenever the Corporation proposes or is required to
issue or transfer shares of common stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such shares or the Corporation may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such withholding tax requirements. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

     14.  NON-ASSIGNABILITY.   No benefit under the Plan shall be assignable or
transferable by the participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the life of the participant, such award shall be exercisable only by such person or by such person's guardian or legal representative.

     15.  NON-UNIFORM DETERMINATION.   The Committee's determinations under the
Plan (including without limitation determinations of the person to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     16.  ADJUSTMENTS.   In the event that any dividend or other distribution
(whether in the form of cash, stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of stock which may be delivered in connection with awards granted thereafter, (ii) the number and kind of shares of stock by which annual per- person award limitations are measured under paragraph 6 hereof, (iii) the number and kind of shares of stock subject to or deliverable in respect of outstanding awards and (iv) the exercise price, grant price or purchase price relating to any award and/or make any provision for payment of cash or other property in respect of any outstanding award.

     17.  AMENDMENT OR TERMINATION OF THE PLAN.   The Committee or the board of
directors of CoreStates (the "Board") may at any time terminate the Plan or any part thereof and may

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from time to time amend the Plan as it may deem advisable. Any such action of the Board or the Committee may be taken without the approval of CoreStates' shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3, or the Rules of any stock exchange on which the Common Stock is listed. However, the Board or the Committee may not increase the maximum number of shares which may be issued pursuant to paragraph 8 of the Plan without shareholder approval. The termination or amendment of the Plan shall not, without the consent of the participant, adversely affect such participant's rights under an award previously granted.

     18.  CHANGE OF CONTROL.   (a) If there is a Change of Control, as defined
below, of CoreStates, all outstanding options and stock appreciation rights shall become exercisable immediately prior to the consummation of the Change of Control.

     (b) "Change of Control" of CoreStates shall be deemed to have occurred upon the happening of any of the following events:

          (i) the acquisition, other than from CoreStates, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of CoreStates or the combined voting power of the then outstanding voting securities of CoreStates entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by CoreStates or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of CoreStates immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of CoreStates or the combined voting power of the then outstanding voting securities of CoreStates entitled to vote generally in the election of directors, as the case may be;

          (ii) individuals who, as of February 18, 1997, constitute the board of directors of CoreStates (as of such date the "Incumbent Board") cease for any reason to constitute at least a majority of the board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by CoreStates' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of CoreStates (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (iii) approval by the stockholders of CoreStates of a reorganization, merger or consolidation of CoreStates, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of CoreStates immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more then 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of CoreStates or of the sale or other disposition of all or substantially all of the assets of CoreStates.

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     19.  EFFECT ON OTHER PLANS.   Participation in the Plan shall not affect an
employee's eligibility to participate in any other benefit or incentive plan of the Corporation and any awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Corporation unless specifically provided.

     20.  GOVERNING LAW.   To the extent that federal laws do not otherwise
control, the Plan shall be governed by the law of the Commonwealth of Pennsylvania.

     21. AMENDMENT RELATED TO FIRST UNION TRANSACTION. With regard to stock option grants made during the period of the pendency of the merger with First Union Corporation ("First Union Merger") (i.e., from November 17, 1997 through the Effective Date of the Merger), the Plan is amended to delete section 18, being that section of the Plan which would otherwise provide for the acceleration of vesting upon a change in control; provided, however, that this amendment shall be effective only to the extent that the First Union Merger remains pending or is consummated.

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